November 10, 2003




Smithway Motor Xpress, Inc.
2031 Quail Avenue
Fort Dodge, Iowa 50501

And

East West Motor Express, Inc.
1170 JB Drive
Black Hawk, South Dakota 57718

Re: Seventh Amendment to Amended and Restated Loan and
    Security Agreement

Gentlemen:

     Smithway Motor Xpress, Inc., an Iowa corporation ("Smithway Inc.") and East West Motor Express, Inc., a South Dakota corporation ("East West") (Smithway Inc. and East West each a "Borrower" and collectively the "Borrowers") and LaSalle Bank National Association, a national banking association ("Lender") have entered into that certain Amended and Restated Loan and Security Agreement dated December 28, 2001 (the "Security Agreement"). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   The Agreement hereby is amended as follows:

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 2

     (a) The definition of "Maximum Loan Limit" set forth in Paragraph 1 of the Agreement is deleted in its entirety and the following is substituted in its place:

          "Maximum Loan Limit" shall mean Twenty-Five Million and No/100 Dollars ($25,000,000.00).

     (b) Subsection 2(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

          2.   LOANS.

          (a) Revolving Loans.

               Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make revolving loans and advances to Borrowers' (the "Revolving Loans") in an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):


               (i) Up to eighty-five percent (85%), or such lesser percentage as determined by Lender in its sole discretion determined in good faith, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers' business) of Borrowers' Eligible Accounts (consisting solely of Eligible Accounts other than those set forth at subsection (ii) immediately below); plus

               (ii) Up to eighty-five  percent (85%), or such lesser  percentage as determined by Lender in its sole discretion determined in good faith, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers' business) of Borrowers' Eligible

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 3

                    Accounts (consisting solely of Accounts which are unbilled for three (3) days or less) or Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), whichever is less; plus

               (iii) Intentionally Omitted; minus

               (iv) such  reserves  as  Lender  elects,  in its sole  discretion determined in good faith to establish from time to time;

                    provided, that the Revolving Loan Limit shall in no event exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00) less the then-outstanding principal balance of the Term Loans (the "Maximum Revolving Loan Limit") except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Lender, in its sole discretion.

                         The aggregate unpaid principal balance of the Revolving
                    Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrowers shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

                         Each Borrower  hereby  authorizes  Lender,  in its sole
                    discretion, to charge any of such Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees,

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 4

                    costs or expenses required to be made under this Agreement or the Other Agreements.

                         A request for a  Revolving  Loan shall be made or shall
                    be deemed to be made, each in the following manner: the Borrower requesting such Revolving Loan shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan. In the event that a Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless a Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from such Borrower, Lender shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                         Each Borrower hereby  irrevocably  authorizes Lender to
                    disburse the proceeds of each Revolving Loan requested by such Borrower, or deemed to be requested by such Borrower, as follows: the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, by wire transfer or Automated Clearing House (ACH) transfer to such

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 5

                    bank account as may be agreed upon by such Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from such Borrower.

     (c) Subsection 4(b)(iv) of the Agreement is deleted in its entirety and the following is substituted in its place:

          (iv) One-Time Amendment Fee: Borrowers shall pay to Lender a one-time amendment fee of Ten Thousand and No/100 Dollars ($10,000.00), which fee shall be fully earned and payable upon execution of this Amendment.

     (d) Section 10 of the Agreement is deleted in its entirety and the following is substituted in its place:

          10.  TERMINATION: AUTOMATIC RENEWAL.

               THIS AGREEMENT SHALL BE IN EFFECT UPON EXECUTION OF THIS AMENDMENT UNTIL JANUARY 1, 2005 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM MONTH TO MONTH THEREAFTER (EACH SUCH ONE-MONTH RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") unless (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) A BORROWER OR LENDER ELECTS TO TERMINATE THIS AGREEMENT EFFECTIVE AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTY WRITTEN NOTICE OF SUCH ELECTION AT LEAST FIFTEEN (15) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM IN WHICH CASE BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If one or more of the events specified in clauses (a) and (b) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 6

               Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Borrowers shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrowers, and if Borrowers are obtaining new financing from another lender, Borrowers shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower's account.

     (e) Subsection 14(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

          (a)  Tangible Net Worth.

               The Consolidated Group's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as

               (i) $10,000,000.00 at all times from October 1, 2003 through December 31, 2003; (ii) $9,500,000.00 at all times from January1, 2004 June 29, 2004; (iii) $9,750,000.00 at all times from June
               30, 2004 through  December 30, 2004; and (iv)  $10,250,000.00  at all times from December 31, 2004 and thereafter; and "Tangible Net Worth" being defined for purposes of this subsection as the Consolidated Group's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 7

               on a basis consistent with the financial statement dated December 31, 2002 except as set forth herein;

     (f) Subsection 14(c) of the Agreement is deleted in its entirety and the following is substituted in its place:

          (c) Fixed Charge Coverage Ratio. Borrower hereby covenants and agrees not to permit the Ratio of EBITDA to Fixed Charges for each period set forth below to be less than the amount set forth below for such period:

               |------------------------------------------------|-------------|
               |                Period                          |   Amount    |
               |------------------------------------------------|-------------|
               |As of October 1, 2003 through June 30, 2004     | .80 to 1.0  |
               |------------------------------------------------|-------------|
               |------------------------------------------------|-------------|
               |As of July 1, 2004 through September 30, 2004   | .85 to 1.0  |
               |------------------------------------------------|-------------|
               |------------------------------------------------|-------------|
               |October 1, 2004 through December 31, 2004       | .90 to 1.0  |
               |------------------------------------------------|-------------|
               |------------------------------------------------|-------------|
               |January 1, 2005 and thereafter                  | 1.0 to 1.0  |
               |------------------------------------------------|-------------|
               |------------------------------------------------|-------------|
               |Each twelve month period thereafter ending on   | 1.0 to 1.0  |
               |the last day of each of Borrower's fiscal months|             |
               |------------------------------------------------|-------------|

     (g) Section 17 of the Agreement is amended to add the following provision:

          17.1 OTHER PROVISIONS.

               (a) Advances for Loans under this Agreement shall be subject to Lender having determined that immediately after giving effect to
               (A) the making of the Loans, including without limitation the Term Loan and the Revolving Loans, if any, requested to be made,
               (B) the issuance of Letters of Credit, if any, requested to be made, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrower to Lender for all

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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 8

               closing costs and expenses incurred in connection with the transactions contemplated, Borrower has Excess Availability of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00).

     (e) Exhibit A of the Agreement is amended and restated as the First Amended and Restated Exhibit A as attached hereto and made a part hereof.

     2. This Amendment shall become binding when fully executed by all parties hereto, and shall be effective September 30, 2003.

     3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

                                       LASALLE BANK NATIONAL ASSOCIATION

                                       By   /s/ John Mostofi
                                         ---------------------------------
                                       Title: Sr VP

ACKNOWLEDGED AND AGREED TO
this 10th day of November, 2003:

SMITHWAY MOTOR XPRESS, INC.

By   /s/ G. Larry Owens
   ------------------------------------
     G. Larry Owens
Title: Executive Vice President & CFO

EAST WEST MOTOR EXPRESS, INC.

By   /s/ G. Larry Owens
   ------------------------------------
     G. Larry Owens
Title: Vice President


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Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 10, 2003
Page 9


Consented and agreed to by the
following guarantor(s) of the
obligations of Smithway Motor
Xpress, Inc. and East West
Motor Express, Inc. to
LaSalle Bank National
Association.

SMSD Acquisition Corp.

By   /s/ G. Larry Owens
   ------------------------------------
     G. Larry Owens
Title: Vice President
Date: November 10, 2003

Smithway Motor Xpress Corp.

By   /s/ G. Larry Owens
   ------------------------------------
     G. Larry Owens
Title: Vice President
Date: November 10, 2003